EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-100801 and 333-143402) of Franklin Resources, Inc. of our report dated October 11, 2006, relating to the financial statements of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
October 2, 2008

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